GENERAL SECURITY AGREEMENT

THIS GENERAL SECURITY AGREEMENT (this “Agreement”) dated as of February 28, 2007 is made by Invisa, Inc., a Nevada corporation, having a business at 6935 15th
Street, Suite 120, Sarasota, Florida, 34243 (the “Debtor”), and Centurian Investors, Inc., a Delaware corporation, having an address at 290 Cocoanut Avenue, Suite 1A, Sarasota, Florida 34236(the “Secured Party”).

WITNESSETH

WHEREAS, Debtor has issued promissory notes to the order of the Secured Party (as the same may hereafter be amended, supplemented or restated from time to time, the “Note”); and

WHEREAS, as further inducement to Secured Party to advance funds to Debtor pursuant to the terms of the Note, the Secured Party has required the execution and delivery of this Agreement by the Debtor.

NOW, THEREFORE, in return for valuable consideration, the parties hereby agree as follows:

1.  Definitions. All terms used herein and defined in the Note that are not otherwise defined herein shall have the meanings given them in the Note. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. In addition, the following terms have the meanings set forth below or in the referenced Section of this Agreement:

“Accounts” means all of the Debtor’s accounts, as such term is defined in the UCC, including each and every right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Debtor or by some other person who subsequently transfers such person’s interest to the Debtor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

“Collateral” means all of the Debtor’s real and personal property Debtor’s Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) any money, or other assets of the Debtor that now or hereafter come into the possession, custody, or control of the Debtor; and (vi) proceeds of any and all of the foregoing.

“Equipment” means all of the Debtor’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Debtor.

“Escrowed Shares” means Twenty Million (20,000,000.00) shares of common stock of Debtor, issued to Secured Party and placed in escrow in accordance with the terms of this Agreement.

“Event of Default” has the meaning given in Section 6.

“General Intangibles” means all of the Debtor’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Debtor’s name, and the goodwill of the Debtor’s business.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Inventory” means all of the Debtor’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means all of the Debtor’s investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stock dividends, mutual fund shares, money market shares and U.S. Government securities.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Obligations” means the obligations of Debtor under the Note, and any extensions, renewals or replacements thereof.

“Permitted Liens” means (i) the Security Interest or (ii) Liens in existence on the date hereof and described on Exhibit C hereto.

“Security Interest” has the meaning given in Section 2.

“UCC” means Uniform Commercial Code as in effect from time to time in the State of Florida.

2. Security Interest in the Collateral. The Debtor hereby grants, transfer, assigns and conveys the Secured Party a to create in favor of the Secured Parties a valid, perfected and continuing perfected first priority Lien and security interest (the “Security Interest”) in the Collateral and the Escrowed Shares to secure payment of the Obligations.

3. Security Interest in the Escrowed Shares. (a) As additional collateral security for the due payment and performance of the Obligations, Debtor shall issue a certificate in the name of Secured Party evidencing the Escrowed Shares and deposit the same with Samuel S. Duffey (the “Escrow Agent”) and by depositing the Escrowed Shares with the Escrow Agent, Debtor hereby grants to the Secured Party a security interest in all the Escrowed Shares.

4.  Priority. The Obligations shall be a senior obligation of Debtor, and for so long as the Obligations shall be outstanding, any and all future indebtedness incurred by Debtor shall be deemed subordinate and inferior in all respective right, title and interest, to the Obligations and any and all documents and instruments evidencing, securing or otherwise relating to the Obligations.

4. Representations, Warranties and Agreements. The Debtor hereby represents, warrants and agrees as follows:

(a)  Title. The Debtor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens except for the Permitted Liens, (ii) will have, at the time the Debtor acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all Liens except Permitted Liens, (iii) will keep all Collateral free and clear of all Liens except Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Party. The Debtor will not sell or otherwise dispose of the Collateral or any interest therein, outside the ordinary course of business, without the prior written consent of the Secured Party.

  Chief Executive Office; Identification Number. The Debtor’s chief executive office and principal place of business is located at the address set forth above. The Debtor’s federal employer identification number is correctly set forth under its signature below.

(b)  Location of Collateral. As of the date hereof, the tangible Collateral is located only in the states and at the address, as identified on Exhibit A attached hereto. The Debtor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

(c)  Changes in Name, Constituent Documents, Location. The Debtor will not change its name, articles of incorporation or bylaws, or jurisdiction of organization, without the prior written consent of the Secured Party. The Debtor will not change its business address, without thirty (30) days’ prior written notice to the Secured Party.

(d)  Fixtures. The Debtor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Party that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein. If any part or all of the tangible Collateral is now or will become so related to particular real estate as to be a fixture, the real estate concerned is accurately set forth in Exhibit B hereto.

(e)  Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising, issued or assigned to the Secured Party) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Debtor’s records pertaining thereto as being obligated to pay such obligation. The Debtor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(f)  Commercial Tort Claims. Promptly upon knowledge thereof, the Debtor will deliver to the Secured Party notice of any commercial tort claims it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Debtor’s damages, copies of any complaint or demand letter submitted by the Debtor, and such other information as the Secured Party may request. Upon request by the Secured Party, the Debtor will grant the Secured Party a security interest in all commercial tort claims it may have against any person

(h)  Escrowed Shares. Debtor has taken all actions necessary to issue, in the name of Secured Party, the Escrowed Shares, so that if an Event of Default shall occur and be continuing under the Note and Secured Party exercise its rights under this Agreement, such shares, when delivered to Secured Party, shall be validly issued, fully paid and non-assessable, free of any and all Liens. Upon delivery of the Escrowed Shares to the Escrow Agent, this Agreement creates and grants a valid first lien on and perfected security interest in the Escrowed Shares, subject to no prior security interest, lien, charge, or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Debtor which would include the Escrowed Shares.

5. Miscellaneous Covenants. The Debtor will:

(a) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

(b) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;

(c) at all reasonable times, permit the Secured Party or its representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Debtor’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Debtor;

(d) keep accurate and complete records pertaining to the Collateral and pertaining to the Debtor’s business and financial condition and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor’s business and financial condition as the Secured Party may from time to time reasonably request;

(e) promptly notify the Secured Party of any loss of or material damage to any Collateral or of any adverse change, known to the Debtor, in the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting Collateral;

(f) if the Secured Party at any time so requests (after the occurrence of an Event of Default), promptly deliver to the Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Debtor;

(g) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Party may reasonably request, with any such policies containing a lender loss payable endorsement acceptable to the Secured Party;

(i) if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(j) pay when due or reimburse the Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by the Secured Party in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

(k) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Party’s rights under this Agreement;

(l) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance;

(m) not sell, convey or otherwise dispose of any shares of the Escrowed Shares or any interest therein, nor will Debtor create incur or permit to exist any Lien whatsoever with respect to any of the Escrowed Shares;

(n) not consent to or approve the issuance of any additional shares of any class of Debtor’s capital stock, except as may be required by any agreements currently in effect as of the date hereof; and

(o) not amend its Certificate of Incorporation or Bylaws without the express written consent of the Secured Party.

6. Secured Party’s Right to Take Action. The Debtor authorizes the Secured Party to file from time to time where permitted by law, such financing statements against collateral described as “all personal property” or as to the Escrowed Shares, as the Secured Party deems necessary or useful to perfect the Security Interest. The Debtor will not amend any financing statements in favor of the Secured Party except as permitted by law. Further, if the Debtor at any time fails to perform or observe any agreement contained herein, and if such failure continues for a period of ten (10) days (or, in the case of the agreements contained in clauses (b) and (g) of Section 5, immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Debtor (or, at the Secured Party’s option, in the Secured Party’s own name) and may (but need not) take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Debtor shall thereupon pay the Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Party in connection with or as a result of the Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Secured Party at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Party of such agreements of the Debtor, the Debtor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Party, or its delegate, as the attorney-in-fact of the Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 6 and Section 7.

7. Rights of Secured Party. At any time after an Event of Default, the Secured Party may take any or all of the following actions:

(a) Account Verification. The Secured Party may at any time and from time to time send or require the Debtor to send requests for verification of accounts or notices of assignment to account debtors and other obligors.

(b) Collateral Account. The Secured Party may require the Debtor to establish a collateral account for the deposit of checks, drafts and cash payments made by the Debtor’s account debtors. If a collateral account is so established, the Debtor shall promptly deliver to the Secured Party, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to the Secured Party in the form received (except for the Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by the Debtor shall be held in trust by the Debtor for and as the property of the Secured Party and shall not be commingled with any funds or property of the Debtor. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Unless otherwise agreed in writing, the Debtor shall have no right to withdraw amounts on deposit in any collateral account.

(c) Direct Collection. The Secured Party may notify any account debtor, or any other person obligated to pay any amount due, that the related chattel paper, Account, or other right to payment has been assigned or transferred to the Secured Party for security and shall be paid directly to the Secured Party. At any time after the Secured Party or the Debtor gives such notice to an account debtor or other obligor, the Secured Party may (but need not), in its own name or in the Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, Account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

8. Assignment of Insurance. The Debtor hereby assigns to the Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Debtor under or with respect to, any and all policies of insurance covering the Collateral, and the Debtor hereby directs the issuer of any such policy to pay any such moneys directly to the Secured Party. After the occurrence of an Event of Default, the Secured Party may (but need not), in its own name or in the Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

9. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”): (a) a breach of the representations, warranties, covenants and agreements of Debtor shall occur under the Note; (b)

the Debtor shall fail to pay any or all of the Obligations when due; (c) the Debtor shall fail to observe or perform any covenant or agreement herein binding on it; or (d) any of the representations or warranties contained in Section 4 shall prove to have been incorrect in any material respect when made.

10. Remedies upon Event of Default. Upon the occurrence of an Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (i) exercise any remedy available under the Note, (ii) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (iii) on or after the Final Payment Date, exercise and enforce any or all rights and remedies available upon default to a secured party under the UCC, including but not limited to the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Debtor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Party may require the Debtor to make the Collateral available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties, and if notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 12) at least five (5) days prior to the date of intended disposition or other action; and (iv) exercise or enforce any or all other rights or remedies available to the Secured Party by law or agreement against the Collateral, against the Debtor or against any other person or persons, and, upon notification of the Escrow Agent in accordance with Section __ hereof, take possession of the Escrowed Shares. The Secured Party is hereby granted a nonexclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights owned by or licensed to the Debtor that the Secured Party deems necessary or appropriate to the disposition of any Collateral.

11. Other Personal Property. Unless at the time the Secured Party takes possession of any tangible Collateral, or within five days thereafter, the Debtor gives written notice to the Secured Party of the existence of any goods, papers or other property of the Debtor, not affixed to or constituting a part of such Collateral, but which are located or found upon or within such Collateral, describing such property, the Secured Party shall not be responsible or liable to the Debtor for any action taken or omitted by or on behalf of the Secured Party with respect to such property.

12. Notices; Requests for Accounting. All notices and other communications hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (i) the date received if personally delivered, (ii) when deposited in the mail if delivered by mail, (iii) the date sent if sent by overnight courier, or (iv) the date of transmission if delivered by telecopy. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by an authorized person, (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by the Secured Party and (iv) shall otherwise comply with the requirements of Section 9-210. The Debtor requests that the Secured Party respond to all such requests which on their face appear to come from an authorized individual and releases the Secured Party from any liability for so responding. The Debtor shall pay Secured Party the maximum amount allowed by law for responding to such requests.

13. Provisions relating to the Escrow Agent. (a) The parties hereto hereby appoint and designate the Escrow Agent, and the Escrow Agent agrees to serve, as escrow agent for the purposes set forth herein.

(a) The Escrow Agent agrees to receive from Debtor, as escrow agent, newly issued certificated representing the Escrowed Shares in the name of Secured Party for deposit in with the Escrow Agent to be held in escrow, in accordance with the terms and provisions of this Agreement. The Escrow Agent shall hold the Escrowed Shares until the same shall be delivered as provided in this Section 13.

(b) Upon the occurrence of an Event of Default hereunder or under the Note, Secured Party shall deliver a copy of the Default Notice to Escrow Agent, simultaneously with the delivery of the same to Escrow Agent. In the event that Debtor shall fail to satisfy all of the outstanding Obligations on or before the Final Payment Date, thereof, Secured Party shall notify Escrow Agent in writing that Debtor has not fulfilled its Obligations and instruct the Escrow Agent to release the Escrowed Shares to Secured Party. In the event that Debtor shall satisfy all of the outstanding Obligations at the Maturity Date, or, in the case of an Event of Default, on or before the Final Payment Date, Secured Party shall notify Escrow Agent in writing that the Obligations have been satisfied and instruct Escrow Agent to release the Escrowed Shares to Debtor and Debtor shall thereafter cancel such certificates evidencing the Escrowed Shares and return the same to treasury. Within five (5) days after receipt by the Escrow Agent of any written notice hereunder, the Escrow Agent shall deliver the Escrowed Shares, to the party or parties in the manner set forth in the written notice.

(c) The Escrow Agent shall not be entitled to any fees or expense for acting as such.

(d) The Escrow Agent’s acceptance of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to its rights, duties, liabilities and immunities:

(i)  The Escrow Agent makes no representations or warranties and has no responsibilities as to the correctness of any statement contained herein, and the Escrow Agent shall not be required to inquire as to the performance of any obligation under any agreement or document other than this Agreement.

  The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document from Secured Party only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth of any information therein contained and what it purports to be. The Escrow Agent shall be entitled to rely upon any certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. The Escrow Agent may act or fail to act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it, without independent investigation, to be genuine and may assume that any person purporting to give notice or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(ii)  The sole duty of the Escrow Agent, other than as herein specified, shall be to receive the Escrowed Shares and hold the same subject to release, in accordance with the written instructions of Secured Party, or as otherwise provided herein.

(iii)  The Escrow Agent may, at any time, resign and be discharged from its duties hereunder by providing written notice to each of Debtor and Secured Party and depositing the Escrow Deposit with a successor escrow agent designated by Debtor and Secured Party. Upon receipt of the Escrow Agent’s resignation, Debtor and Secured Party shall promptly appoint a successor escrow agent. If no successor shall have been appointed within ten (10) days after the mailing of notice of resignation by the Escrow Agent, then the Escrow Agent shall be entitled to deposit any or all of the Escrow Deposit with a court of competent jurisdiction.

(e) Notwithstanding to the contrary herein, at any time the Escrow Agent shall have the right, in its sole discretion, to deposit the Escrowed Shares with a court having competent jurisdiction, in which event the Escrow Agent shall give written notice of such deposit to each of the other parties hereto. Upon such deposit, the Escrow Agent shall be relieved and discharged of all further duties and responsibilities with respect to the Escrowed Shares.

(f) The parties hereto jointly and severally indemnify and hold Escrow Agent harmless from any damage, loss, claim or action arising from his service as Escrow Agent hereunder, provided however, Escrow Agent shall not be indemnified for intentional wrong doing by Escrow Agent or acts by Escrow Agent of gross negligence.

14. Miscellaneous. This Agreement has been duly and validly authorized by all necessary corporate action. This Agreement does not contemplate a sale of accounts, or chattel paper. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party, and, in the case of amendment or modification, in a writing signed by the Debtor and the Secured Party. A waiver signed by the Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly or concurrently, at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if the Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns and shall take effect when signed by the Debtor and delivered to the Secured Party, and the Debtor waives notice of the Secured Party’s acceptance hereof. The Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of the Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Debtor shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Florida. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Florida in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Secured Party or the Debtor in connection with this Agreement or the Acquisition Agreement and all documents executed in connection therewith may be venued in either the Florida state courts or federal courts; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date and year first above written.

EIN: 65-1005398	INVISA, INC., Debtor By:/s/Edmund C. King Name: Edmund C. King Title: Chief Financial Officer

CENTURIAN INVESTORS, INC. By:/s/Howard R. Curd Name:Howard R. Curd Title:Chief Executive Officer

Signature Page to Security Agreement

EXHIBIT A

LOCATION OF COLLATERAL

6935 15th Street East, Suite 120, Sarasota, Florida, 34243

EXHIBIT B

LEGAL DESCRIPTION

6935 15th Street East, Suite 120, Sarasota, Florida, 34243

EXHIBIT C

PERMITTED LIENS

All liens in existence on the date hereof and any lien created in the ordinary conduct of business by Invisa.